NINTH AMENDMENT TO
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (the "Plan"), as most recently amended and restated effective April 1, 2020, is hereby amended by this Ninth Amendment effective as of the dates or periods specified below. All terms defined in the Plan shall have the same meanings when used herein.

1.Effective January 1, 2022, to August 22, 2023, Section 3.1(e) shall be amended to provide as follows:

A Participant's deemed election under Section 3.1(d) shall be automatically increased by 1% as of the January 1 following the Participant's initial deferral contribution (or as soon as administratively feasible thereafter) and each subsequent January 1 (or as soon as administratively feasible thereafter) until the Participant's deferral rate equals 15% of Compensation or the Participant makes an affirmative election regarding deferral contributions, if earlier.

2.Effective with respect to the 2017 through 2021 Plan Years, Schedule A of the Plan shall be amended by adding the following new Section A-14:

A-14        Additional Matching Contributions (VCP). Notwithstanding Section 3.4, the preceding provisions of this Schedule A, or any other Plan provision regarding matching contributions (including as in effect prior to April 1, 2020), this Section A-14 shall apply to the extent described below and supersede any inconsistent Plan provisions.

(a)2018 Plan Year. Section 3.3(b) of the Plan as amended effective January 1, 2018 (providing additional matching contributions for 23 named Participants) shall be effective with respect to only the 2018 Plan Year regardless of the language in such Section 3.3(b) stating that it will be effective "through the period required pursuant to such Treasury Regulation [§1.401(a)(4)-11(g)]."

(b)2017, 2019, 2020, and 2021 Plan Years. With respect to each of the 2017, 2019, 2020, and 2021 Plan Years, the Employer shall make additional matching contributions on behalf of certain Participants so that each such Participant shall receive matching contributions for the Plan Year equal to 50% of his or her deferral contributions limited to 15% of Compensation for the Plan Year (the "50% of 15% match rate"), including matching contributions he or she has already received for the Plan Year.

The Participants who shall receive additional matching contributions for each such Plan Year shall be selected using criteria in the following order: (1) was employed by OEG, Inc. during the Plan Year; (2) was a non-bargaining unit Employee for the Plan Year; (3) was not an HCE for the Plan Year; (4) had a deferral rate of greater than 4% for the Plan Year; (5) is employed by OEG, Inc. (or an Affiliate) on the date the IRS issues a compliance statement with respect to the Plan's Voluntary Correction Program submission dated November 18, 2022; and (6) is in the group of Participants with the lowest Compensation for the Plan Year limited to the number of Participants needed for the 50% of 15% match rate to pass the current availability test for the Plan Year (21 Participants needed for 2017, 13 Participants needed for 2019, 20 Participants needed for
2020, and 34 Participants needed for 2021).

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The additional matching contributions for each Plan Year shall be adjusted for earnings from October 15 of the following Plan Year (10/15/2018 for 2017, 10/15/2020 for 2019, 10/15/2021 for 2020, and 10/15/2022 for 2021) to the date the additional matching contributions will be contributed to the Participants' Matching Contribution Accounts, which shall be as soon as administratively feasible after the Plan Sponsor receives the IRS compliance statement (described in the paragraph above) and by no later than the deadline specified in the IRS compliance statement. Earnings shall be calculated using the Department of Labor's VFCP Online Calculator.
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The Plan is amended effective as of the dates specifically set forth above and executed by a duly authorized individual on the date set forth below.

MDU RESOURCES GROUP, INC. EMPLOYEE BENEFITS COMMITTEE

Date: March 28, 2024	By: /s/ Jason L. Vollmer
Jason L. Vollmer, Chair

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